CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Runkel Funds, Inc. and to the use of our report dated June 25, 2002 on the statements of assets and liabilities and of operations of the Runkel Value Fund (the "Fund"). Such statements of assets and liabilities and operations appear in the Fund's Statement of Additional Information.




                                               TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
June 25, 2002